Baldwin & Lyons, Inc.                                                                                                                                                                                                                                                                                                                                                                                                                                             November 3, 2016
Unaudited Third Quarter Financial Statements                                                                                                                                                                                                                                                                                                                                                                            Investor Contact:  William Vens
                                                                                                                                                                                                                                                                                                                                                                                                                                                              investors@baldwinandlyons.com
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            (317) 429-2554

BALDWIN & LYONS ANNOUNCES RESULTS FOR THE QUARTER AND NINE MONTHS

●	Gross premiums written increased 6.2% for the third quarter of 2016 and 4.3% for the nine months ended September 30, 2016, compared to prior year periods.

●
Reserve strengthening for both the discontinued reinsurance assumed line of $6.0 million and unallocated loss adjustment expense reserve of $4.1 million increased the consolidated combined ratio to 106.8% for the third quarter and 96.3% for the nine months ended September 30, 2016.

●	Excluding the impact of reserve strengthening, Property & Casualty Insurance combined ratio was 91.2% for the third quarter and 90.2% for the nine months ended September 30, 2016.

Carmel, Indiana, November 3, 2016—Baldwin & Lyons, Inc. (NASDAQ: BWINA, BWINB) today announced third quarter net income of $4.0 million, or $.27 per share, which compares to net income of $7.8 million, or $.52 per share, for the prior year's third quarter.  Net income for the first nine months of 2016 totaled $24.1 million, or $1.60 per share, compared to $19.7 million, or $1.31 per share, for the prior year period.
Gross premiums written by the Company's insurance subsidiaries for the current quarter was a record $101.9 million, 6.2% higher than the $96.0 million written during the third quarter of 2015.  The increase was driven by the continued strong performance of the Company's core Fleet Transportation products.  Gross premiums written for the nine months ended September 30, 2016 totaled a record $298.1 million, 4.3% higher than the previous record $285.7 million written during the first nine months of 2015.
Net premiums earned for the third quarter of 2016 was $71.2 million, 8.8% higher than last year's third quarter total, driven by a 16.7% increase in premiums earned from Fleet Transportation products, partially offset by planned declines in reinsurance products.  For the nine months ended September 30, 2016, earned premiums increased 4.8% to a record nine month total of $206.9 million.
Net investment income of $3.5 million, reflected an increase of 17% compared to the third quarter of 2015 due to higher average bond yields and increases in average funds invested resulting from positive cash flow. For the nine months ended September 30, 2016, net investment income was $10.5 million, reflecting an increase of 20% compared to the prior year period.
Book value per share on September 30, 2016 of $26.98 increased $.18 per share during the third quarter, after the payment of cash dividends to shareholders totaling $.26 per share.  For the nine months ended September 30, 2016, book value per share has increased $.73 after the payment of cash dividends to shareholders totaling $.78 per share.  The combination of the increase in book value and dividends represents a 5.8% total return on beginning book value for the nine months ended September 30, 2016.
The Company's net income, determined in accordance with U.S. generally accepted accounting principles (GAAP), includes items that may not be indicative of ongoing operations. The following table reconciles income before federal income taxes to underwriting income, a non-GAAP financial measure that is a useful tool for investors and analysts in analyzing ongoing operating trends.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015

Income before federal income taxes	$5,635	$11,610	$35,988	$29,331
Less: Net realized gains (losses) on investments	7,732	(2,086)	17,024	491
Operating income (loss), before federal income taxes	$(2,097)	$13,696	$18,964	$28,840
Less: Investment income	3,513	3,014	10,501	8,727
Less: Corporate and other expense (income)	(765)	150	862	336
Underwriting income (loss)	$(4,845)	$10,532	$7,601	$19,777
Reinsurance underwriting income (loss) in run-off [1]	(6,854)	86	(7,680)	1,099
P&C Insurance underwriting income	$2,009	$10,446	$15,281	$18,678
Unallocated loss adjustment expense reserve strengthening [2]	4,100	-	4,100	-
P&C Insurance underwriting income before reserve strengthening	$6,109	$10,446	$19,381	$18,678

During our review of the September 30, 2016 reserve position, we reacted to two developments:
1During 2016, we have encountered adverse loss development in our discontinued assumed reinsurance business. Our actuarial analysis at September 30, 2016 indicated an additional reserve need of $6.0 million related to prior accident years.
2In connection with the significant growth in our business, we strengthened our unallocated loss adjustment expense reserve by $4.1 million during the quarter.
Note: The Company currently operates within two reportable business segments: Property and Casualty (P&C) Insurance and Reinsurance.

Consolidated Operating Income (Loss)
Consolidated operating loss was $2.1 million for the third quarter.  For the nine months ended September 30, 2016, consolidated operating income was $19.0 million (including the reserve strengthening items).
Absent the $10.1 million of reserve strengthening items noted above, the consolidated net operating income was $8.0 million for the third quarter.  For the nine months ended September 30, 2016, the consolidated net operating income was $29.1 million (also excluding the reserve strengthening items).

Reinsurance Operations (in run-off)
Including the reserve strengthening noted above of $6.0 million, Reinsurance Operations produced an underwriting loss of $6.9 million for the third quarter.  For the nine months ended September 30, 2016, Reinsurance Operations produced an underwriting loss of $7.7 million.

Property & Casualty Insurance Operations
Property & Casualty Insurance produced underwriting income of $2.0 million, resulting in a combined ratio for the third quarter of 97.1%.  For the nine months ended September 30, 2016, the combined ratio was 92.3% (including reserve strengthening), producing $15.3 million in underwriting income.
Absent the $4.1 million unallocated loss adjustment expense reserve strengthening noted above, Property & Casualty Insurance produced underwriting income of $6.1 million, resulting in a combined ratio for the third quarter of 91.2%.  For the nine months ended September 30, 2016, the consolidated combined ratio was 90.2% (excluding unallocated loss adjustment expense reserve strengthening), producing $19.4 million in underwriting income.

Conference Call Information:
Baldwin & Lyons, Inc. has scheduled its quarterly conference call for Thursday, November 3, 2016, at 11:00 AM ET (New York time) to discuss results for the third quarter ended September 30, 2016.
To participate via teleconference, investors may dial 1-888-364-3108 (U.S./Canada) or 1-719-457-2621 (International or local) at least five minutes prior to the beginning of the call.  A replay of the call will be available through November 10, 2016 by calling 1-877-870-5176 or 1-858-384-5517 and referencing passcode 6191965.  Investors and interested parties may also listen to the call via a live webcast, accessible on the company's web site via a link at the top of the main Investor Relations page.  To participate in the webcast, please register at least fifteen minutes prior to the start of the call.  The webcast will be archived on this site until April 28, 2017.  The webcast may be accessed directly at: http://public.viavid.com/player/index.php?id=120945.
Also available on the investor relations section of our web site are complete interim financial statements and copies of our filings with the Securities and Exchange Commission.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

Financial Highlights (unaudited)
Baldwin & Lyons, Inc. and Subsidiaries
(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015

Operating revenue	$75,955	$69,632	$221,406	$210,037
Net investment gains (losses)	7,732	(2,086)	17,024	491

Total revenue	$83,687	$67,546	$238,430	$210,528

Net operating income (loss)	$(1,025)	$9,136	$13,016	$19,422
Net investment gains (losses),
net of federal income taxes	5,026	(1,356)	11,066	319

Net income	$4,001	$7,780	$24,082	$19,741

Per share data - diluted:
Average number of shares	15,084	15,018	15,084	15,019

Net operating income (loss)	$(.06)	$.61	$.86	$1.29
Net investment gains (losses)	.33	(.09)	.74	.02

Net income	$.27	$.52	$1.60	$1.31

Dividends paid to shareholders	$.26	$.25	$.78	$.75

Comprehensive income, net of tax
Net income	$4,001	$7,780	$24,082	$19,741
Unrealized net gains (losses) on securities	2,736	(15,931)	(1,514)	(14,957)
Foreign currency translation adjustments	(145)	(429)	398	(1,102)
Comprehensive income (loss)	$6,592	$(8,580)	$22,966	$3,682

Annualized:
Total Value Creation [1]	6.6%	-8.5%	7.7%	1.2%

Return on average shareholders' equity:
Net operating income	-1.1%	10.3%	4.8%	7.4%
Net income	4.3%	8.8%	8.9%	7.5%

Consolidated combined ratio of
insurance subsidiaries (GAAP basis):	106.8%	83.9%	96.3%	90.0%

[1] Total Value Creation is the summation of the change in book value plus dividends paid divided by beginning book value.

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	September 30	December 31
	2016	2015
Assets
Investments [1]:
Fixed maturities ($484,981)	$486,137	$437,184
Equity securities ($78,056)	134,454	145,498
Limited partnerships, at equity	77,197	75,458
Short-term [2]	1,500	2,220
	699,288	660,360
Cash and cash equivalents	67,372	73,538
Accounts receivable	62,195	66,522
Reinsurance recoverable	242,183	215,888
Other assets	70,570	65,761
Current federal income taxes	3,770	3,702
	$1,145,378	$1,085,771

Liabilities and shareholders' equity
Reserves for losses and loss expenses	$565,559	$513,596
Reserves for unearned premiums	21,916	25,291
Borrowings under line of credit	20,000	20,000
Accounts payable and accrued expenses	118,200	121,188
Deferred federal income taxes	12,781	11,198
	738,456	691,273
Shareholders' equity:
Common stock-no par value	644	641
Additional paid-in capital	54,286	52,946
Unrealized net gains on investments	37,410	38,924
Retained earnings	314,582	301,987
	406,922	394,498
	$1,145,378	$1,085,771

Number of common and common
equivalent shares outstanding	15,084	15,026
Book value per outstanding share	$26.98	$26.25

[1] 2016 cost in parentheses

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Revenues
Net premiums earned	$71,235	$65,445	$206,870	$197,340
Net investment income	3,513	3,014	10,501	8,727
Net realized gains (losses) on investments	7,732	(2,086)	17,024	491
Commissions and other income	1,207	1,173	4,035	3,970
	83,687	67,546	238,430	210,528
Expenses
Losses and loss expenses incurred	56,827	35,212	138,116	113,890
Other operating expenses	21,225	20,724	64,326	67,307
	78,052	55,936	202,442	181,197
Income before federal income taxes	5,635	11,610	35,988	29,331
Federal income taxes	1,634	3,830	11,906	9,590
Net income	$4,001	$7,780	$24,082	$19,741

Per share data - diluted:
Income before net gains (losses) on investments	$(.06)	$.61	$.86	$1.29
Net gains (losses) on investments	.33	(.09)	.74	.02
Net income	$.27	$.52	$1.60	$1.31

Dividends	$.26	$.25	$.78	$.75

Reconciliation of shares outstanding:
Average shares outstanding - basic	15,084	15,015	15,068	15,009
Dilutive effect of share equivalents	-	3	16	10
Average shares outstanding - diluted	15,084	15,018	15,084	15,019

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 30
	2016	2015

Net cash provided by operating activities	$32,397	$30,806
Investing activities:
Purchases of available-for-sale investments	(310,398)	(275,591)
Proceeds from sales or maturities
of available-for-sale investments	286,580	262,707
Net sales of short-term investments	720	746
Other investing activities	(3,978)	(1,281)
Net cash used in investing activities	(27,076)	(13,419)
Financing activities:
Dividends paid to shareholders	(11,885)	(11,267)
Net cash used in financing activities	(11,885)	(11,267)

Effect of foreign exchange rates on cash and cash equivalents	398	(1,102)

Increase (decrease) in cash and cash equivalents	(6,166)	5,018
Cash and cash equivalents at beginning of period	73,538	64,632
Cash and cash equivalents at end of period	$67,372	$69,650

Baldwin & Lyons, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

(1)
The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q but do not include all of the information and footnotes as disclosed in the Company's annual audited financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.  Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

(2)
Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

	Gross Premiums Written	Net Premiums Written	Net Premiums Earned	Loss & LAE Ratio	Expense Ratio	Combined Ratio
Underwriting Operations:
Quarter ended September 30, 2016 [1]

Property & Casualty Insurance	$100,467	$69,075	$68,828	70.9%	26.2%	97.1%
Reinsurance	1,454	1,455	2,407	334.7%	50.0%	384.7%

Totals	$101,921	$70,530	$71,235	79.8%	27.0%	106.8%

Quarter ended September 30, 2015

Property & Casualty Insurance	$92,584	$59,576	$60,837	53.7%	29.2%	82.9%
Reinsurance	3,368	3,325	4,608	55.6%	42.5%	98.1%

Totals	$95,952	$62,901	$65,445	53.8%	30.1%	83.9%

Nine months ended September 30, 2016

Property & Casualty Insurance	$291,929	$196,659	$197,970	63.3%	29.0%	92.3%
Reinsurance	6,191	6,105	8,900	143.6%	42.7%	186.3%

Totals	$298,120	$202,764	$206,870	66.8%	29.5%	96.3%

Nine months ended September 30, 2015

Property & Casualty Insurance	$272,260	$177,091	$180,152	58.4%	31.2%	89.6%
Reinsurance	13,467	12,949	17,188	50.6%	43.0%	93.6%

Totals	$285,727	$190,040	$197,340	57.7%	32.3%	90.0%

1Includes reserve strengthening items noted above

	Gross Premiums Written	Net Premiums Written	Net Premiums Earned	Loss & LAE Ratio
Selected Product Data:
Quarter ended September 30, 2016 [1]
Property & Casualty Insurance:
Fleet Transportation	$96,577	$66,745	$66,066	69.6%
All Other	3,890	2,330	2,762	101.3%
Total	$100,467	$69,075	$68,828	70.9%

Quarter ended September 30, 2015
Property & Casualty Insurance:
Fleet Transportation	$88,020	$56,315	$56,616	50.7%
All Other	4,564	3,261	4,221	92.8%
Total	$92,584	$59,576	$60,837	53.7%

Nine months ended September 30, 2016
Property & Casualty Insurance:
Fleet Transportation	$280,668	$189,892	$188,444	61.8%
All Other	11,261	6,767	9,526	93.3%
Total	$291,929	$196,659	$197,970	63.3%

Nine months ended September 30, 2015
Property & Casualty Insurance:
Fleet Transportation	$256,262	$164,688	$166,309	55.3%
All Other	15,998	12,403	13,843	95.3%
Total	$272,260	$177,091	$180,152	58.4%

				September	December
				2016	2015

Net GAAP loss and loss expense reserves				$327,510	$ 301,753
Net statutory loss and loss expense reserves				331,042	308,718
Consolidated statutory surplus				400,829	390,774